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                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made and entered into as of November 20, 1998, by and between Mobility Electronics, Inc., a Delaware corporation ("Employer"), and RICHARD W. WINTERICH ("Employee").

                              W I T N E S S E T H:

     WHEREAS, Employer desires to employ Employee as provided herein, and Employee desires to accept such employment; and

     WHEREAS, Employee shall, as an employee of Employer, have access to confidential information with respect to Employer and its affiliates;

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Employment. Employer hereby employs Employee and Employee hereby accepts employment with Employer upon the terms and conditions hereinafter set forth with an initial start date of January 1, 1999.

     2. Duties. Subject to the power of the Board of Directors of Employer to elect and remove officers, Employee shall serve Employer as Vice President and Chief Financial Officer of Employer, and shall perform, faithfully and diligently, the services and functions relating to such office or otherwise reasonably incident to such office as may be designated from time to time by the Chief Executive Officer of Employer. Employee shall report directly to the Chief Executive Officer of Employer. Employee shall be based in Scottsdale, Arizona, but shall travel as required by his duties under this Agreement. Employee shall devote his full time, attention, energies and business efforts to his duties hereunder and to the promotion of the business and interests of Employer and its affiliates.

     3. Term. Unless earlier terminated pursuant to Section 6 below, the term of this Agreement shall commence as of January 1, 1999. and shall end on December 31, 2001; provided, however, that the term shall automatically renew for an additional one-year period at the end of the original three-year term and any additional one-year term, unless either party gives written notice to the other party, at least ninety (90) days prior to the end of the applicable term, of such party's termination of this Agreement at the end of the applicable term. As used herein, "Term"shall mean the original term and any additional renewal term(s).

     4. Compensation. As compensation for his services rendered under this Agreement, during the Term Employee shall be entitled to receive the compensation as provided in Exhibit A

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attached hereto. In addition, Employer shall reimburse Employee (1) for all reasonable and necessary out-of-pocket travel and other expenses incurred by Employee in rendering services required under this Agreement, on a monthly basis upon submission of a detailed monthly statement and reasonable documentation and
(2) for one time out-of-pocket moving cost(s) for household goods and non-equity Chicago house closing cost(s) (up to a maximum of $60,000) from Chicago to Scottsdale, Arizona.

     5. Confidentiality.

        (a) Acknowledgment of Proprietary Interest. Employee recognizes the proprietary interest of Employer and its affiliates in any Trade Secrets (as hereinafter defined) of Employer and its affiliates. Employee acknowledges and agrees that any and all Trade Secrets currently known by Employee or learned by Employee during the course of his engagement by Employer or otherwise, whether developed by Employee alone or in conjunction with others or otherwise, shall be and is the property of Employer and its affiliates. Employee further acknowledges and understands that his disclosure of any Trade Secrets will result in irreparable injury and damage to Employer and its affiliates. As used herein, "Trade Secrets" means all confidential and proprietary information of Employer and its affiliates, now owned or hereafter acquired, including, without limitation, information derived from reports, investigations, experiments, research, work in progress, drawings, designs, plans, proposals, codes, marketing and sales programs, client lists, client mailing lists, financial projections, cost summaries, pricing formula, and all other concepts, ideas, materials, or information prepared or performed for or by Employer or its affiliates and information related to the business, products or sales of Employer or its affiliates, or any of their respective customers, other than information which is otherwise publicly available.

        (b) Covenant Not-to-Divulge Trade Secrets. Employee acknowledges and agrees that Employer and its affiliates are entitled to prevent the disclosure of Trade Secrets. As a portion of the consideration for the employment of Employee and for the compensation being paid to Employee by Employer, Employee agrees at all times during the Term and thereafter to hold in strict confidence and not to disclose or allow to be disclosed to any person, firm or corporation, other than to persons engaged by Employer and its affiliates to further the business of Employer and its affiliates, and not to use except in the pursuit of the business of Employer and its affiliates, the Trade Secrets, without the prior written consent of Employer, including Trade Secrets developed by Employee.

        (c) Return of Materials at Termination. In the event of any termination or cessation of his employment with Employer for any reason whatsoever, Employee will promptly deliver to Employer all documents, data and other information pertaining to Trade Secrets. Employee shall not retain any documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Trade Secrets.

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        (d) Competition During Employment. Employee agrees that during the Term, neither he, nor any of his affiliates, will directly or indirectly: (i) compete with Employer or its affiliates in the portable or handheld computer power, docking, and connectivity business, which is defined as product lines or businesses that are competitive with products that are manufactured, marketed or sold by Employer and its affiliates during the Term or under development during the Term (the "Business"); or (ii) act as an officer, director, employee, consultant, shareholder, lender, or agent of any entity which is in competition with Employer; provided, however, that this Section 5(d) shall not prohibit Employee or any of his affiliates from purchasing or holding an aggregate equity interest of up to 1% in any publicly-traded company which is in competition with Employer. Furthermore, Employee agrees that during the Term, he will undertake no planning for the organization of any business activity competitive with the Business and Employee will not combine or conspire with any other employees of Employer and its affiliates for the purpose of the organization of any such competitive business activity.

        (e) Competition Following Employment. Employee agrees that for a period of one-year after the termination or cessation of his employment for Employer for any reason whatsoever, neither he, nor any of his affiliates, will directly or indirectly: (i) compete with Employer or its affiliates in the Business; (ii) act as an officer, director, employee, consultant, shareholder, tender, or agent of any entity which is in competition with Employer; or (iii) undertake or plan for the organization of any business activity in competition with Employer and Employee will not combine or conspire with any other employees of Employer or its affiliates for the purpose of the organization of any such competitive business activity; provided, however, that this Section 5(e) shall not prohibit Employee or any of his affiliates from purchasing or holding an aggregate equity interest of up to 1% in any publicly-traded company which is in competition with Employer.

     6. Termination. This Agreement and the employment relationship created hereby shall terminate upon the occurrence of any of the following events (each, a "Termination Event"):

        (a) The expiration of the Term;

        (b) The death of Employee;

        (c) The excessive absence (as hereinafter defined) of Employee;

        (d) Written notice to Employee from Employer of termination for "just cause" (as hereinafter defined);

        (e) Written notice to Employee from Employer of termination for any reason other than (a), (b), (c), and (d) above in this subsection; or

        (f) Termination by Employee for any reason.

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         In the event of the termination of Employee's employment pursuant to
(a), (b), (c), (d) or (f), then Employee shall be entitled to only the compensation earned by Employee as of, and payable for the period prior to, the date of such Termination Event. In the event of the termination of Employee's employment pursuant to (e) above, the Employee shall (i) continue to receive the salary, provided in Exhibit A for a period of seven (7) months following the date of termination. Notwithstanding anything to the contrary in this Agreement, the provisions of Section 5 above shall survive any termination, for whatever reason, of Employee's employment under this Agreement.

         For purposes of this Section 6 the following terms of the following meanings:

          "excessive absence" of Employee shall mean his inability, for whatever reason, to perform his duties under this Agreement for a continuous period of 60 days or for 120 days out of a continuous period of 240 days.

          "just cause" shall mean (a) conviction of a felony or commission of any act of fraud, moral turpitude or dishonesty, (b) an intentional, material violation of a statutory or fiduciary duty not corrected within ten days after notice from Employer, (c) any material breach by Employee of any of the terms or conditions of, or the failure to perform any material covenant contained in, this Agreement and Employee does not cure such breach or failure within ten days following notice from Employer; provided, however, that Employee will not be entitled to cure any breach or failure under this subclause (c) more than one time in any consecutive three (3) month period, or (d) the violation by Employee of reasonable instructions or policies established by Employer with respect to the operation of its business and affairs or Employee's failure to carry out the reasonable instructions of the Chief Executive Officer, or Board of Directors of Employer and following notice thereof from Employer to Employee, Employee does not cure any such violation or failure within ten days following notice from Employer; provided, however, that Employee will not be entitled to cure any breach or failure under this subclause (d) more than one time in any consecutive three (3) month period.

     7. Remedies. Employee recognizes and acknowledges that in the event of any default in, or breach of any of, the terms, conditions or provisions of this Agreement (either actual or threatened) by Employee, Employer's and its affiliates remedies at law shall be inadequate. Accordingly, Employee agrees that in such event, Employer and its affiliates shall have the right of specific performance and/or injunctive relief in addition to any and all other remedies and rights at law, in equity or provided herein, and such rights and remedies shall be cumulative.

     8. Acknowledgments. Employee acknowledges and recognizes that the enforcement of any of the provisions set forth in Section 5 above by Employer and its affiliates will not interfere with Employee's ability to pursue a proper livelihood. Employee recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation and continuity of the business and good will of Employer and its affiliates.

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     9. Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other shall be deemed to have been duly given if given in writing and personally delivered or sent by facsimile transmission, courier service, overnight delivery service or by mail, registered or certified, postage prepaid with return receipt requested, as follows:

         If to Employer:           Mobility Electronics, Inc.
                                   7955 E. Redfield Road
                                   Scottsdale, AZ 85260
                                   Attn: Charles R. Mollo
                                   Fax: (602) 596-0349

         with a copy to:           Richard F. Dahlson, Esq.
                                   Jackson Walker L.L.P.
                                   901 Main Street, Suite 6000
                                   Dallas, Texas 75202
                                   Fax: (214) 953-5822

         If to Employee:           Richard W. Winterich
                                   Mobility Electronics, Inc.
                                   15990 Greenway-Hayden Loop, Suite 500
                                   Scottsdale, AZ 85260
                                   Fax: (602)609-8768

Notices delivered personally or by facsimile transmission, courier service or overnight delivery shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after the date of mailing.

     10. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written between the parties hereto with respect to the subject matter hereof. No modification or amendment of any of the terms, conditions or provisions herein may be made otherwise than by written agreement signed by the parties hereto.

     11. Governing Law and Venue. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE INTERPRETED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES.

     12. Parties Bound. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of Employer and Employee, and their respective heirs, personal representatives, successors and assigns. Employer shall have the right to assign this Agreement to any affiliate or to its successors or assigns. The terms "successors" and "assigns" shall include any

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person, corporation, partnership or other entity that buys all or substantially all of Employer's assets or all of its stock, or with which Employer merges or consolidates. The rights, duties or benefits to Employee hereunder are personal to him, and no such right or benefit may be assigned by him. The parties hereto acknowledge and agree that Employer's affiliates are third-party beneficiaries of the covenants and agreements of Employee set forth in Section 5 above.

     13. Estate. If Employee dies prior to the payment of all sums owed, or to be owed, to Employee pursuant to Section 4 above, then such sums, as they become due, shall be paid to Employee's estate.

     14. Enforceability. If, for any reason, any provision contained in this Agreement should be held invalid in part by a court of competent jurisdiction, then it is the intent of each of the parties hereto that the balance of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, should a court of competent jurisdiction determine that the scope of any covenant is too broad to be enforced as written, it is the intent of each of the parties that the court should reform such covenant to such narrower scope as it determines enforceable.

     15. Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

     16. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     17. Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

     18. Other Obligations. Employee represents and warrants that he is not subject to any agreement which would be violated or breached as a direct or indirect result of Employee executing this Agreement or Employee becoming an employee of Employer.

     19. Affiliate. An "affiliate" of any party hereto shall mean any person controlling, controlled by or under common control with such party.

     20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need be produced.


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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       MOBILITY ELECTRONICS, INC.


                                       By:      /s/ CHARLES R. MOLLO
                                                --------------------------
                                                Charles R. Mollo,
                                                Chief Executive Officer


                                                /s/ RICHARD W. WINTERICH
                                                -------------------------
                                                Richard W. Winterich

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                                    EXHIBIT A

1. Annual Salary: Annual Salary will be at the rate of $185,000 per year, subject to increase at the discretion of the Board of Directors of Employer. The Annual Salary shall be payable bi-weekly.

2. Bonuses: Employee shall be entitled to receive an annual calender year bonus target of 25% of Employee's Annual Salary, with additional upside thereafter, pursuant to Employer's annual bonus plan (pro rated for partial years).

3. Benefits: Employee shall be entitled to receive such group benefits as Employer may provide to its other employees at comparable salaries and responsibilities to those of Employee, which shall specifically include three weeks of paid vacation per calendar year (pro rated for partial years).

4.   Stock Options:

     - Employee will be granted an option to purchase 100,000 shares of Common Stock under Employer's 1996 Long Term Incentive Plan (the "Plan"), which options shall: (i) be granted at the lower of $5.75/share or the price of other options issued pursuant to the plan before June 30, 1999. (ii) provide for equal annual vesting of 33% per year for three years; (iii) provide for full vesting in the event of a Change In Control; and (iv) contain such other terms and conditions as are contained in Employer's standard form stock option agreement under the Plan.

     - Employee will be granted an additional option to purchase an additional 30,000 shares of Common Stock (to be vested over the three year term of this agreement) under the Plan and, on other terms and conditions described above, subject to Mobility's consummation of an IPO, sale, or merger prior to March 31, 2001.

     - A "Change In Control" shall be deemed to have occurred for purposes hereof (i) when a change of stock ownership of Employer of a nature that would be required to be reported in response to Item 6(e) of
          Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any successor item of a similar nature has occurred; or (ii) upon the acquisition of beneficial ownership, directly or indirectly, by any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) of securities of Employer representing 50% or more of the combined voting power of Employer's then outstanding securities; provided that a Change In Control will not be deemed to have occurred for purposes hereof with respect to any person meeting the requirements of clauses (i) and (ii) of Rule 13d-1 (b)(1) promulgated under the Exchange Act.


5.   Stock Purchase

     - Employee will be permitted to purchase, within sixty days of the execution of this agreement, 30,000 shares of Common Stock at a price per share of $5.75.